Exhibit 23.1


                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                                                   Member of the American Institute
                               98 CUTTERMILL ROAD                  of Certified Public Accountants,
                                                                   SEC Practice Section
                           GREAT NECK, NEW YORK 11021
                                                                   Member of The New York State
                                  ------------                     Society of Certified Public
                                                                   Accountants
                                 (516) 487-0110

                            Facsimile (516) 487-2928





Board of Directors
Tilden Associates, Inc.
1325 Franklin Ave., Suite 165
Garden City, New York 11530

         We hereby consent to the use of our reports dated March 14, 2003, appearing on pages F-2 and F-22 of Form 10-KSB of Tilden Associates, Inc. for the fiscal year ending December 31, 2002.





                                              Goldstein & Ganz, CPA's, PC

Great Neck, NY
March 14, 2003